Exhibit 4.9

                              DECLARATION OF TRUST


     DECLARATION OF TRUST, dated as of April 19, 2002, between Delphi Financial Group, Inc., as sponsor (the "Sponsor"), Christiana Bank & Trust Company, as Delaware trustee (the "Delaware Trustee"), and Robert M. Smith, Jr., Chad W. Coulter and Thomas W. Burghart, as regular trustees (the "Regular Trustees" and collectively with the Delaware Trustee, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

     1. The trust created hereby (the "Trust") shall be known as "Delphi Finance Trust I", in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss.ss. 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in the form attached hereto. The Trust is hereby established by the Sponsor and the Trustees for the purposes of (i) issuing preferred securities ("Preferred Securities") representing undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in debt securities of the Sponsor, (ii) issuing and selling common securities ("Common Securities") representing undivided beneficial interests in the assets of the Trust to the Sponsor in exchange for cash and investing the proceeds thereof in additional debt securities of the Sponsor and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

     3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and the Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain, prior to such execution and delivery, any licenses, consents or approvals required by applicable law or otherwise.

     4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to prepare and file a Registration Statement (including the Prospectus included therein and any Prospectus Supplement relating thereto) relating to the Preferred Securities meeting the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and such other forms or filings as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, in each case relating to the Preferred Securities of the Trust; (ii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the Preferred Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iii) to execute and file an application, and all other applications, statements, certificates, agreements and other instruments that shall be necessary or desirable, to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing or quotation of the Preferred Securities of the Trust; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust one or more underwriting agreements, purchase agreements, dealer manager agreements, escrow agreements and other related agreements providing for or relating to the sale of the Preferred Securities of the Trust. It is hereby further acknowledged and agreed that in connection with the execution and/or filing of any document referred to in clauses (i)-(v) above, (A) any Regular Trustee (or his attorneys-in-fact and agents) and/or the Sponsor is authorized on behalf of the Trust to file and execute such document on behalf of the Trust and (B) the Delaware Trustee shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market or state securities or blue sky laws, and in such case only to the extent so required.

     5. This Declaration of Trust may be executed in one or more counterparts.

     6. The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be fewer than two (2); and provided, further, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity that has its principal place of business in the State of Delaware and meets any other requirements imposed by applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon 30 days prior notice to the Sponsor; provided, however, that the Delaware Trustee may resign immediately upon notice to the Sponsor if the Delaware Trustee is required to join in any filing or execute on behalf of the Trust any document pursuant to the provisions of paragraph 4 hereof and, upon giving such notice, the Delaware Trustee shall not be required to join in any such filing or execute on behalf of the Trust any such document; provided, further, however, that no resignation of the Delaware Trustee shall be effective until a successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee; provided, further, however, that upon notice of resignation by the Delaware Trustee to the Sponsor, the Sponsor shall use its best efforts promptly to appoint a successor Delaware Trustee and if no successor Delaware Trustee shall have been appointed and accepted appointment within 30 days after delivery to the Sponsor of notice of resignation, the resigning Delaware Trustee may petition any court of competent jurisdiction for appointment of a successor Delaware Trustee at the sole cost and expense of the Sponsor.

     7. To the fullest extent permitted by applicable law, the Sponsor agrees to indemnify (i) the Delaware Trustee, (ii) any affiliate of the Delaware Trustee, and (iii) any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Delaware Trustee (each of the persons or entities in (i) through (iii) being referred to as an "Indemnified Person") for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this paragraph 7 shall survive the termination of this Declaration. The Delaware Trustee shall not have any of the powers or duties of the trustees set forth herein, except as required under the Business Trust Act. The Delaware Trustee shall be a trustee hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Business Trust Act.

     8. The Trust may terminate without issuing any Preferred Securities or Common Securities at the election of the Sponsor.

     9. This Declaration shall be governed by the laws of the State of Delaware, without regard to conflict of laws principles.

     IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

                      DELPHI FINANCIAL GROUP, INC.
                      as Sponsor



                      By:  /s/ Robert M. Smith, Jr.
                           -------------------------------------
                             Name:   Robert M. Smith, Jr.
                             Title:  Executive Vice President


                      CHRISTIANA BANK & TRUST COMPANY
                      as Delaware Trustee



                      By:  /s/ Debra A. Balliet
                           ---------------------------------------
                           Name:   Debra A. Balliet
                           Title:  Trust Officer



                     /s/ Robert M. Smith, Jr.
                     ------------------------------------------
                     Robert M. Smith, Jr., as Regular Trustee



                     /s/ Chad W. Coulter
                     ------------------------------------------
                     Chad W. Coulter, as Regular Trustee



                     /s/ Thomas W. Burghart
                     ------------------------------------------
                     Thomas W. Burghart, as Regular Trustee